SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549


                     _______________________


                            FORM 8-K/A


                         CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF THE

                 SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 12, 1996


                   CHARTER POWER SYSTEMS, INC.
      (Exact name of Registrant as specified in its charter)


           Delaware                    1-9389            13-3314599
  (State or other jurisdiction       (Commission     (I.R.S. Employer
        of incorporation)            File Number)   Identification No.)


1400 Union Meeting Road, Blue Bell, Pennsylvania          19422
(Address of principal executive office)                  Zip Code

                          (215) 619-2700
       (Registrant's telephone number, including area code)

     This report amends the current report on Form 8-K dated March 12, 1996 (the "Form 8-K") of Charter Power Systems, Inc. (the "Company"). This report contains a description of further developments under Item 2 of the Form 8-K and the financial statements and pro forma financial information required to be provided under Item 7 of the Form 8-K. Other than as set forth herein, there has been no change in the information set forth in the Form 8-K.

Item 2.

     Pursuant to a Purchase Agreement dated as of February 23, 1996 (the "Purchase Agreement"), on March 12, 1996, International Power Systems, Inc., an Arizona corporation and an indirect wholly owned subsidiary of the registrant ("Purchaser"), acquired from Burr-Brown Corporation, a Delaware corporation, and its subsidiaries (collectively, "Seller"), (i) 1,044,418 shares of the common stock (the "Common Stock") of Power Convertibles Corporation, an Arizona corporation ("PCC"), which the Seller has represented to be at least 79% of the Common Stock on a fully diluted basis (although, based on the schedules to the Purchase Agreement, such shares represent 84.6% of the outstanding Common Stock) and (ii) 100% of the outstanding Series A Preferred Stock and Series C Preferred Stock of PCC (collectively, the "Preferred Stock"). In addition, Purchaser acquired or repaid approximately $5.2 million of indebtedness of PCC. The aggregate consideration paid by Purchaser was approximately $15.4 million, subject to certain adjustments, of which $1.0 million was retained in escrow to fund indemnification claims under the Purchase Agreement. The purchase price was determined by (i) the liquidation value and accrued dividends on the Preferred Stock, (ii) the face value of the indebtedness that was acquired or repaid and (iii) negotia-tion with Seller as to the common stock.

The source of funds for the acquisition was advances under the registrant's existing credit facility with NationsBank, N.A., National Westminster Bank, NJ and CoreStates Bank, N.A. PCC is engaged in the business of designing and manufacturing DC to DC converters and the Purchaser intends to cause PCC to continue using its assets in such business.

     On April 26, 1996, subsequent to the original filing of the Form 8-K, the Company acquired 190,000 shares of PCC common stock from the former chief executive officer of PCC for $1,141,900, which together with shares previously acquired by the Company represents in excess of 99.6% of the outstanding PCC common stock. On April 29, 1996 the Company made offers to purchase the remaining shares of PCC common stock and shares of PCC common stock covered by stock options for $6.01 per share or option, which if all offers are accepted will result in payments of an aggregate of approximately $465,000.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     The following financial statements and pro forma financial information are filed as part of this report:

     a)   Financial Statements of Business Acquired:

          Consolidated balance sheets of Power Convertibles Corporation as of December 31, 1995 and 1994 and related consolidated statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1994.

     b)   Pro Forma Financial Information:

          Pro forma consolidated balance sheet as of January 31, 1996 and explanatory notes.

          Pro forma consolidated statement of income for the year ended January 31, 1996 and explanatory notes.

     c)   Exhibits:

          23 Consent of Independent Public Accountants (filed herewith).

                  POWER CONVERTIBLES CORPORATION

                  CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF DECEMBER 31, 1995 AND 1994
                  TOGETHER WITH REPORT OF
                  INDEPENDENT PUBLIC ACCOUNTANTS

             REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Power Convertibles Corporation:


We have audited the accompanying consolidated balance sheets of Power Convertibles Corporation (an Arizona corporation and a majority owned subsidiary of Burr-Brown Corporation) and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Convertibles Corporation and subsidiaries as of December 31, 1995 and 1994, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                                ARTHUR ANDERSEN LLP


Tucson, Arizona,
January 17, 1996 (except with respect
to the matter discussed in Note 14, as to which the date is March 12, 1996).

                 POWER CONVERTIBLES CORPORATION
                  CONSOLIDATED BALANCE SHEETS
                AS OF DECEMBER 31, 1995 AND 1994

                                                      1995         1994
                                                 -----------   -----------
CURRENT ASSETS:
  Cash                                           $   242,538   $   621,178
  Accounts receivable, less
   allowance for doubtful accounts
   of $10,000 in 1995 (Note 5)                     2,662,132     2,125,241
  Other receivables                                   42,059        93,221
  Inventories, net (Notes 2, 3, and 5)             3,327,039     3,034,693
  Prepaid expenses and lease deposits                267,808       327,376
  Deferred tax asset, current (Notes
   2 and 10)                                          33,744      119, 543
                                                  ----------    ----------
     Total current assets                          6,575,320     6,321,252
                                                  ----------    ----------
PROPERTY AND EQUIPMENT (Notes 2, 5,
  and 6):
  Shop equipment                                   3,655,272     2,380,760
  Office equipment                                   556,378       473,353
  Electronic equipment                               636,727       533,424
  Automobiles                                         38,888        35,329
  Computer equipment                                 983,025       750,554
  Library                                              8,981         8,981
  Leasehold improvements                             563,337       466,928
                                                  ----------    ----------
                                                   6,442,608     4,649,329
Less-accumulated depreciation
  and amortization                                (2,376,527)   (1,392,106)
                                                  ----------    ----------
                                                   4,066,081     3,257,223
                                                  ----------    ----------
NOTES RECEIVABLE (Note 9)                              5,500        46,500
                                                  ----------    ----------
INTANGIBLE ASSET, net of amortization
  of $94,000 in 1995 and $17,000
  in 1994 (Note 4)                                   431,250       233,333
                                                  ----------    ----------
     Total assets                                $11,078,151   $ 9,858,308
                                                  ==========    ==========

           The accompanying notes are an integral part of these consolidated balance sheets.

                  POWER CONVERTIBLES CORPORATION
             CONSOLIDATED BALANCE SHEETS (continued)
                 AS OF DECEMBER 31, 1995 AND 1994

                                                      1995         1994
                                                 -----------    ----------
CURRENT LIABILITIES:
  Trade accounts payable                         $ 1,398,344    $3,260,937
  Accrued expenses                                   990,186       468,652
  Line of credit (Note 5)                          1,834,494     1,895,210
  Related party note payable (Note 9)                750,000           -
  Current portion of long-term debt
   (Note 6)                                          525,674       206,890
  Dividends and interest payable (Note 7)          1,003,546       815,747
  Income taxes payable (Note 10)                     824,426       508,043
                                                  ----------     ---------
     Total current liabilities                     7,326,670     7,155,479

DEFERRED TAX LIABILITY (Note 10)                     204,633       167,407
OTHER LIABILITY (Note 11)                            141,616        80,119
LONG-TERM DEBT, net of current
   portion (Note 6)                                  754,349       385,418
                                                  ----------     ---------
     Total liabilities                             8,427,268     7,788,423
                                                  ----------     ---------
COMMITMENTS AND CONTINGENCIES (Note 12)

STOCKHOLDERS' EQUITY (NOTE 7):
  Preferred stock, redeemable -
  Series A, 10% noncumulative, voting,
   nonconvertible, $1 par value, 100,000
   shares authorized, 47,855 shares
   issued and outstanding                             47,855        47,855
  Series B, noncumulative, nonvoting,
   convertible, $1 par value, 100,000
   shares authorized, no shares issued
   and outstanding                                       -             -
  Series C, 10% cumulative, nonvoting,
   nonconvertible, $10 par value,
   100,000 shares authorized, 65,215
   shares issued and outstanding
   (liquidation value of $1,488,211
   and $1,420,042, respectively)                     652,150       652,150
  Common stock, $.01 par value,
   10,000,000 shares authorized,
   1,234,463 and 1,286,498 shares
   issued and outstanding, respectively               12,345        12,865
Paid-in capital                                      542,262       779,149
Retained earnings                                  1,426,681       615,366
Foreign currency translation loss                    (30,410)          -
Stock receivable (Note 9)                                -         (37,500)
                                                  ----------     ---------
     Total stockholders' equity                    2,650,883     2,069,885
                                                  ----------     ---------
     Total liabilities and stockholders' equity  $11,078,151    $9,958,308
                                                  ==========     =========
           The accompanying notes are an integral part of these consolidated balance sheets.

                 POWER CONVERTIBLES CORPORATION
             CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994



                                                     1995          1994
                                                 -----------   -----------
NET SALES (Notes 9 and 13)                       $25,259,474   $20,734,939

COST OF SALES                                     16,347,642    12,330,026
                                                  ----------    ----------
     Gross profit                                  8,911,832     8,404,913
                                                  ----------    ----------
EXPENSES:
  Selling (Notes 9 and 13)                         2,563,306     1,823,740
  Research and development                         2,211,346     2,722,039
  General and administrative                       2,275,387     2,096,218
                                                  ----------    ----------
                                                   7,050,039     6,641,997
                                                  ----------    ----------
     Income from operations                        1,861,793     1,762,916
                                                  ----------    ----------
OTHER INCOME (EXPENSE):
  Interest expense                                  (509,511)     (363,534)
  Other income                                        18,444         7,826
                                                  ----------    ----------
                                                    (491,067)     (355,708)
                                                  ----------    ----------
     Net income before income taxes                1,370,726     1,407,208

PROVISION FOR INCOME TAXES (Note 10)                 443,306       646,536
                                                  ----------    ----------
     Net income                                      927,420       760,672

PREFERRED STOCK DIVIDENDS                            116,105       565,895
                                                  ----------    ----------
     Net income available for common
       stock                                     $   811,315   $   194,777
                                                  ==========    ==========
PRIMARY EARNINGS PER SHARE (Note 8):
  Net income                                     $       .67   $       .55
  Preferred stock dividends                             (.08)         (.41)
                                                  ----------    ----------
     Net income per share of common
      stock                                      $       .59   $       .14
                                                  ==========    ==========
EARNINGS PER SHARE ASSUMING FULL
  DILUTION (Note 8):
     Net income per share of common
      stock                                      $       .57   $       .14
                                                  ==========    ==========

           The accompanying notes are an integral part of these consolidated statements.

                                     POWER CONVERTIBLES CORPORATION
                       CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                             FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                              Preferred Stock
             ------------------------------------------                                                       Foreign
                Series A        Series B     Series C      Common Stock                            Trans-     Currency
             -------------- ------------- -------------  -----------------   Paid-in   Retained    lation      Stock
             Shares  Amount Shares Amount Shares Amount  Shares     Amount   Capital   Earnings     Loss     Receivable   Total
             ------  ------ ------ ------ ------ ------  ------     ------   -------   --------    ------    ----------  ---------
BALANCE, at
 December 31,
   1993       47,855 $47,855   -   $  -  65,215 $652,150 1,321,498  $13,215  $795,049  $  420,589  $    -    $(53,750) $1,875,108
 Net income     -       -      -      -    -        -        -         -         -        760,672       -        -        760,672
 Dividends
   declared
   and payable  -       -      -      -    -        -        -         -         -       (565,895)      -        -       (565,895)
 Stock retired  -       -      -      -    -        -      (35,000)    (350)  (15,900)      -           -      16,250        -
              ------ ------  ----   ---- ------  ------- ---------   ------    -------  ---------     ------   ------   ---------
BALANCE, at
 December 31,
  1994        47,855  47,855   -      -  65,215  652,150 1,286,498   12,865   779,149     615,366       -     (37,500)  2,069,885
 Net income     -       -      -      -    -        -        -         -         -        927,420       -        -        927,420
 Dividends
  declared
  and payable   -       -      -      -    -        -        -         -         -       (116,105)      -        -       (116,105)
 Stock retired  -       -      -      -    -        -      (52,035)    (520) (236,887)      -           -      37,500    (199,907)
 Foreign
  currency
  translation
  adjustment    -       -      -      -    -        -         -        -         -          -        (30,410)    -        (30,410)
              ------  ------ ----   ---- ------  ------- ---------   ------   -------   ---------     ------   ------   ---------
BALANCE, at
 December 31,
  1995        47,855 $47,855   -   $  -  65,215 $652,150 1,234,463  $12,345  $542,262  $1,426,681   $(30,410) $   -     $2,650,883
              ======  ====== ====   ==== ======  ======= =========   ======   =======   =========     ======   ======    =========

               The accompanying notes are an integral part of these consolidated statements.

                          POWER CONVERTIBLES CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995         1994
                                                         ----         ----
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                         $  927,420  $   760,672
  Adjustments to reconcile net income to net
   cash provided by operating activities-
    Depreciation and amortization                     1,061,504      530,170
    Changes in operating assets and liabilities-
      Accounts receivable                              (536,891)  (1,024,180)
      Related party receivable, net                        -          38,998
      Other receivables                                  51,162      (74,205)
      Inventories, net                                 (292,346)  (1,857,131)
      Prepaid expenses and lease deposits                59,568       50,304
      Notes receivable                                   41,000      (46,500)
      Intangible asset                                 (275,000)    (250,000)
      Trade accounts payable and accrued
       expenses                                      (1,341,059)   2,681,091
      Interest payable on preferred stock
       and related party debt                            71,694      249,852
      Deferred tax asset                                 85,799       68,165
      Current and deferred tax liability                353,609      332,019
      Other liability                                    61,496       80,119
                                                      ---------    ---------
       Net cash provided by operating activities        267,956    1,539,374
                                                      ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                   (850,452)  (1,999,777)
                                                      ---------    ---------
       Net cash used in investing activities           (850,452)  (1,999,777)
                                                      ---------    ---------

                      POWER CONVERTIBLES CORPORATION
             CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
              FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994

                                                         1995         1994
                                                         ----         ----

CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing of related party long-term debt             750,000        -
  Net borrowing on line of credit                       (60,716)   1,172,000
  Borrowings of long-term debt                          141,879        -
  Repayments of long-term debt                         (396,990)    (150,000)
  Repayment of stock options and retirement
   of shares                                           (199,907)       -
       Net cash provided by financing activities        234,266    1,022,000
                                                      ---------    ---------
  Effect of exchange rate changes on cash               (30,410)       -
                                                      ---------    ---------
       Net change in cash                              (378,640)     561,597
CASH, beginning of year                                 621,178       59,581
                                                      ---------    ---------
CASH, end of year                                    $  242,538  $   621,178
                                                      =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Cash paid for interest                             $  262,735  $   113,682
                                                      =========    =========
  Cash paid for income taxes                         $  126,923  $   200,000
                                                      =========    =========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:

  Purchases of fixed assets through the issuance of capital lease obligations and bank notes totaled $942,827 and $500,000 during 1995 and 1994, respectively.

  Dividends accrued but unpaid totaled $113,070 and $565,895 on dividends declared in 1995 and 1994, respectively.

           The accompanying notes are an integral part of these
                         consolidated statements.

                    POWER CONVERTIBLES CORPORATION
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                      DECEMBER 31, 1995 AND 1994


(1)  ORGANIZATION:

Power Convertibles Corporation and its subsidiaries (the Company), a majority owned subsidiary of Burr-Brown Corporation, manufactures electronic components and related systems for use in electronic products.

During 1992, the Company established a European and Mexican subsidiary, Power Convertibles Corporation Ireland, Ltd. (PCC Ireland) and Power Convertibles Corporation Mexico (PCC Mexico).

(2)  SIGNIFICANT ACCOUNTING POLICIES:

        Principles of Consolidation and Preparation of Financial
        Statements

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany transactions have been eliminated.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

        Revenue Recognition

The Company recognizes revenues upon shipment.

        Foreign Currency Translation

Financial information relating to the Company's foreign subsidiaries is recorded in accordance with Statement of Financial Accounting Standards No. 52, Foreign Currency Translation. The loss resulting from the translation of the subsidiaries' financial statements has been included as a separate component of stockholders' equity.

        Reclassifications

Certain amounts for 1994 have been reclassified to conform with 1995 presentation.

                                  -2-
        Inventories

Inventories are valued at the lower of cost or market, utilizing the first-in, first-out (FIFO) method.

        Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided using the straight-line method based on the estimated useful life of the respective asset. Amortization of leasehold improvements is provided using the straight-line method over the shorter of the useful life of the property or the term of the lease. The estimated useful lives of the property and equipment are as follows:

       Shop equipment                   7 years
       Office equipment                 7 years
       Electronic equipment             7 years
       Computer equipment               3 years
       Automotive                       5 years
       Library                          5 years

     Income Taxes

SFAS 109, Accounting for Income Taxes, requires the adoption of the "liability" method for providing deferred taxes. Deferred income taxes result from temporary differences in the recognition of accounting transactions for tax and financial reporting purposes.

(3)  INVENTORIES:

Inventories consist of the following at December 31:

                                            1995         1994
                                            ----         ----
     Raw materials                      $2,163,080   $1,908,516
     Work-in-process                       833,504      927,405
     Finished goods                        543,179      379,964
                                         ---------    ---------
                                         3,539,763    3,215,885
     Less - allowance for
       obsolescence                       (212,724)    (181,192)
                                         ---------    ---------

                                        $3,327,039   $3,034,693
                                         =========    =========

(4)  INTANGIBLE ASSET:

The intangible asset is a license fee paid to an unrelated party relating to a new product technology. The total fee to be paid is $750,000 contingent upon specific performance measures, of which $525,000 has been paid as of December 31, 1995. The balance is being amortized over the anticipated product life of eight years.

(5)  LINE OF CREDIT:

The Company has a variable line of credit with a maximum borrowing base of the lesser of $4,000,000 or the sum of 80% of accounts receivable plus 40% of raw materials and finished goods inventory. Inventory cannot exceed $700,000 of raw materials and $800,000 in aggregate. The line bears interest at the institution's base rate plus 2% and matures on May 31, 1998.

(6)  LONG-TERM DEBT:

Long-term debt consists of the following at December 31:

                                                   1995        1994
                                                   ----        ----
  Equipment notes payable to a bank,
  bearing interest at the institu-
  tion's base rate plus 2%.
  Paid in 1995                                      $  -       $92,308

  Equipment note payable to a bank,
  bearing interest at the institu-
  tion's base rate plus 2% and secured
  by the underlying equipment, due in
  monthly installments of $10,417
  beginning January 15, 1995 through
  December 15, 1998                                  410,986   500,000

  Related party notes payable, bearing
  interest equal to the rate of 12-month
  US Treasury bills, which was 7.5% at
  December 31, 1995, due in monthly install-
  ments of $1,814 beginning January 1, 1996
  through June 30, 2001, unsecured                   119,705      -

  Capital lease obligation, bearing
  interest at 10.5%, due in monthly install-
  ments of $4,283 beginning April 17, 1995
  through May 17, 1998, secured by under-
  lying equipment                                    103,253       -

  Capital lease obligation, bearing
  interest at 10.5%, due in monthly install-
  ments of $15,041 beginning April 3, 1995
  through March 3, 1997, secured by under-
  lying equipment                                    209,441       -

                                                     1995       1994
                                                     ----       ----
  Capital lease obligation, bearing
  interest at 10.5%, due in monthly
  installments of $15,648 beginning
  July 6, 1995 through June 6, 1998,
  secured by underlying  equipment                   414,476       -

  Various capital leases, bearing
  interest at rates ranging from 11.1%
  to 13.2%, maturing through October 2000             22,162       -
                                                   ---------   -------
     Total long-term debt                          1,280,023   592,308
Less - current portion                               525,674   206,890
                                                   ---------   -------
                                                  $  754,349  $385,418
                                                   =========   =======

Based on the outstanding balance at December 31, 1995, future maturities of long-term debt are as follows for the following fiscal years:

        Year Ending
        December 31,

        1996                                        $525,674
        1997                                         412,025
        1998                                         287,914
        1999                                          21,765
        2000                                          21,765
        Thereafter                                    10,880
                                                   ---------
                                                  $1,280,023
                                                   =========

(7)  STOCKHOLDERS' EQUITY:

        Preferred Stock

The Series A preferred stock is 10%, noncumulative, voting, and nonconvertible. The Company may redeem the Series A preferred stock for a redemption price equal to the price per share ($10) at which such shares were issued plus unpaid dividends, if any. On December 6, 1995, the Board of Directors declared a dividend on the Series A preferred stock in the amount of $1 per share.

The Series B preferred stock is noncumulative and nonvoting. The Company may redeem the Series B preferred stock for a redemption price equal to the price per share at which such shares were originally issued. Each share of Series B preferred stock is convertible at any time into ten shares of the Company's common stock at the stock-holder's option. In accordance with the terms of the issue, the conversion rate is subject to adjustment based upon changes in the number of outstanding common shares of the Company. All shares of Series B preferred stock issued have been converted to common stock.

The Series C preferred stock is 10% cumulative, nonvoting and non-convertible. Dividends not declared on this preferred stock accumu-late, along with interest on unpaid dividends, at 12% per annum compounded quarterly, until such time that the dividends and interest are paid. The Company may redeem at any time the Series C preferred stock for its liquidation price equal to the price per share at which such shares were issued plus unpaid dividends and interest thereon to the date of redemption. On December 6, 1995, the Board of Directors of the Company declared the cumulative dividends and interest on the Series C stock.

Cumulative dividends accrued totaled $113,070 and $565,895 for dividends declared in 1995 and 1994, respectively. In addition, accrued interest on dividends declared in 1994 totaled $249,852 and is reflected as interest expense on the accompanying consolidated statements of operations. Accrued interest on dividends declared in 1995 was not significant. No dividend payments were made in 1995 or 1994.

        Stock and Plans

On October 3, 1984, the Company entered into a stock option agreement with Burr-Brown which was amended in 1987. The amended agreement allowed Burr-Brown to purchase additional shares of Series B preferred stock, over a five-year period, at a price to be determined by a five-factor formula at the time the option is exercised. Series B preferred stock is convertible to common stock in a ratio of 1 for 10. During 1989, Burr-Brown exercised their final option under the agreement and increased their common stock ownership to 76%. The Series B preferred stock was issued for no cash consideration as a result of the formula determination. In 1990, Burr-Brown acquired additional shares of common stock to bring their ownership percentage to 79%. Presently, Burr-Brown holds approximately 85% of the shares outstanding.

The Company has a restricted stock purchase plan for officers of the Company. The board of directors determines the number of shares of common stock to be offered pursuant to this plan. Each officer who purchases stock under this plan is required to enter into a restricted stock purchase agreement which, among other restrictions, gives the Company the right to purchase its stock at a predetermined formula price in the event employment with the Company is terminated.

In addition, the agreement restricts the transferability of the stock in that the stock cannot be disposed of without first offering it to the Company. The purchase price of the stock by the Company will be no less than the cost of the stock to the officer plus 9% per annum. However, the price payable for any stock which is "vested" shall be equal to a formula price based upon the value of the Company deter-mined by reference to its net worth, sales, profitability, total net assets, and the trend of sales, if such value is greater than the officer's cost plus the 9% annual return. The officer's stock will vest 20% each year of employment commencing with the second anniver-sary date following the date of purchase. As of December 31, 1995 and 1994, a total of 190,000 and 240,000 shares of common stock, respec-tively, had been purchased by officers of the Company pursuant to this plan.

In addition, the Company has commitments to certain employees, mainly officers, of the Company allowing for the purchase of 139,100 shares of the Company's common stock. At December 31, 1995, none had been exercised.

The Company has an incentive stock option plan that provides for the granting of options to purchase shares of the Company's common stock to employees other than officers and directors. The option price is set at the fair value of the stock on the date of the grant of the option (110% of fair value for an option granted to any person owning more than 10% of the voting stock of the Company). All options granted are exercisable at any time within ten years from the date of the grant (five years for an option granted to a person owning more than 10% of the Company's voting stock). In case of termination of employment, options not yet exercised are subject to the risk of forfeiture. All employees who are granted options to purchase stock are required to enter into the aforementioned restricted stock purchase agreement, covering all such stock to be acquired, which allows the Company to repurchase the stock at a price specified by the agreement. As of December 31, 1995 and 1994, there were 128,150 and 137,900 stock options granted and 68,400 and 135,820 options outstanding ranging from $.75 to $2.50 per share.

(8)  EARNINGS PER SHARE:

Earnings per common and common equivalent share for the years ended December 31, 1995 and 1994 are based on the weighted average number of shares of common stock outstanding and the effect of shares issuable under stock options based on the treasury stock method. Fully diluted earnings per share reflects dilution related to stock options due to the use of the market price at the end of the period, when higher than the average price for the period, and the convertible debt further discussed in Note 9 and is not significantly different than primary earnings per share.

As the Company's common stock is not publicly traded, share prices are calculated on an annual basis and are based on a specified formula contained in agreement between and amount stockholders which derives the total value of the Company as of the end of the most recent calendar year, taking into consideration sales for the previous two calendar years and total assets and net income for the previous calendar year.

Weighted average common and common equivalent shares were as follows:


                                                  1995         1994
                                                  ----         ----

     Primary                                   1,375,554     1,386,099
     Fully diluted                             1,509,350     1,389,048

     Share price - average                         $5.43         $5.16
     Share price - year end                        $6.01         $5.43

(9)  RELATED PARTY TRANSACTIONS:

        Burr-Brown

Beginning in November 1994, the Company began to sell its products to outside customers other than Burr-Brown. Sales to Burr Brown in 1995 and 1994 totaled $166,343 and $16,965,222, respectively.

During 1995, the Company received $750,000 in exchange for a note payable due March 15, 1996. This debt is convertible to 138,122 shares of common stock if not paid by the maturity date.

        Other

The Company has notes receivable from the employees which are secured by common stock of the Company held by these individuals. These notes carry interest at 8.25%, except for two notes which carry no interest, and have no stated maturity. These notes totaled $5,500 and $46,500 as of December 31, 1995 and 1994, respectively.

                                  -8-
(10) INCOME TAXES:

The Company is a member of the Burr-Brown affiliated group. Accordingly, the Company is included as a member of the consolidated income tax return of Burr-Brown. The Company is party to a formal tax-sharing agreement which allocates the consolidated federal and combined Arizona tax liabilities. The Company has calculated its tax provision as if it were filing separate federal and Arizona returns.

The components of the income tax provision consist of the following:

                                                  1995          1994
                                                  ----          ----
   Current payable:
     Federal                                    $204,823      $384,796
     State                                        62,297        81,473
     Foreign                                      40,506         9,175
                                                 -------       -------
                                                 307,626       475,444
   Deferred:                                     -------       -------
     Federal                                     114,406       159,196
     State                                        21,274        11,896
     Foreign                                         -             -
                                                 -------       -------
                                                 135,680       171,092
                                                 -------       -------
          Total                                 $443,306      $646,536
                                                 =======       =======

The provision for income taxes differs from the amounts computed by applying the federal statutory rate as follows:

                                            1995                 1994
                                   ----------------------------------------
                                      Tax         Rate     Tax         Rate
                                    --------      -----  --------      -----
Income tax provision at
   federal statutory rate           $466,047      34.0%  $478,450      34.0%
Power Convertibles, Ireland,
  net operating loss                (105,155)     (7.7)   105,155       7.5
Foreign tax rate greater
  than statutory rate                  3,868       0.3      5,334       0.4
Interest portion of dividend           3,035       0.2     84,746       6.0
Research and development                 -          -     (76,323)     (5.4)
Meals and entertainment and
   other                              19,800       1.4     (9,306)      (.7)
State taxes, net                      55,711       4.1     58,480       4.1
                                     -------      ----    -------      ----
                                    $443,306      32.3%  $646,536      45.9%
                                     =======      ====    =======      ====

The components of the net deferred tax liability are as follows:

                                              1995         1994
                                              ----         ----
Deferred tax liabilities:
  Tax depreciation in excess
   of book depreciation                     $147,633     $110,407
  Other                                       57,000       57,000
                                             -------      -------
     Deferred tax liabilities, net           204,633      167,407
                                             -------      -------
Deferred tax assets:
  Reserves                                    19,725       71,781
  Accrued vacation and other                  14,019       12,361
  Minimum tax credits                            -         22,517
  General business credit                        -         12,884
                                             -------      -------
     Deferred tax assets, net                 33,744      119,543
                                             -------      -------
Net deferred tax liability                  $170,889     $ 47,864
                                             =======      =======
(11) OTHER LIABILITY:

PCC Ireland is a party to a grant agreement with Shannon Free Airport Development Company Limited. The grant provides money for machinery and equipment, building modifications, a rent reduction and employee training. A contingent liability exists to repay in whole or in part capital grants received if certain conditions set out in the grant agreement are not adhered to.

Capital grants receivable are accounted for in the year in which the related capital expenditure is made and are credited to profit and loss on the same basis as the related fixed assets are depreciated.

Revenue grants receivable are credited to profit and loss in the year in which the related expenditure is incurred.

(12) COMMITMENTS AND CONTINGENCIES:

       Lease Commitments

The Company is currently obligated under six noncancelable operating leases for office and manufacturing space, and manufacturing equipment. Future minimum rental payments required under these operating leases as of December 31, 1995 are as follows:

     Year Ending
     December 31,
     ------------
     1996                                   $281,430
     1997                                    217,368
     1998                                    196,014
     1999                                    196,014
     2000                                     17,280
                                             -------
                                            $908,106
                                             =======

Lease expense for operating leases, excluding related expenses for certain occupancy costs, real property taxes and liability insurance, was approximately $252,584 and $186,000 for the years ended December 31, 1995 and 1994, respectively.

       Legal Matters

The Company is involved in legal proceedings of a character normally incidental to its business. The Company does not believe that adverse decisions in any pending or threatened proceedings, or any amounts which it may be required to pay by reason thereof, would have a material adverse effect on the financial condition or results of operations of the Company.

(13) MAJOR CUSTOMERS:

Two customers in the electronics industry accounted for 46% and 16%, respectively, of sales for the year ended December 31, 1995. A single customer accounted for 46% of sales for the year ended December 31, 1994, the majority of which were distributed through Burr-Brown as further discussed in Note 9.

(14) SUBSEQUENT EVENT:

On March 12, 1996, Burr-Brown Corporation's interests in the Company were acquired by International Power Systems, Inc., a subsidiary of Charter Power Systems, Inc. International Power Systems, Inc. plans to tender for the remaining outstanding shares and stock options of the Corporation.

As part of the transaction, the Company's line of credit was repaid with an intercompany loan from Charter Power Systems, Inc.

             CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES


Pro Forma Financial Information:

     The following pro forma financial data of the Company is adjusted to give effect to its acquisition of Power Convertibles Corporation from Burr-Brown Corporation ("Burr-Brown"). On March 12, 1996, the Company acquired 1,044,418 shares of the common stock and all of the outstanding shares of the preferred stock of PCC and acquired or repaid the indebtedness of PCC. On April 26, 1996, the Company acquired 190,000 shares of PCC common stock from the former chief executive officer of PCC. The pro forma statement of income gives effect to the acquisition as if it had occurred on February 1, 1995, while the pro forma balance sheet gives effect to the acquisition as if it had occurred on January 31, 1996. See the notes to the pro forma financial information for a description of the pro forma adjustments.


     Pro forma operating results presented herein are not necessarily indicative of the results of operations in the period following the acquisition.

             CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                    PRO FORMA FINANCIAL INFORMATION
                      CONSOLIDATED BALANCE SHEET
                        AS OF JANUARY 31, 1996
                        (Dollars in thousands)
                              (Unaudited)

                                                     ADJUST-
                            CHARTER POWER           MENTS    REFER-     PRO-
ASSETS                      SYSTEMS, INC.    PCC     (A)      ENCE     FORMA
Current assets:
  Cash and cash
   equivalents                 $  5,472  $   252      -             $  5,724
  Restricted cash &
    cash equivalents              5,402      -        -                5,402
  Accounts receivable, net       31,855    2,675      -               34,530
  Inventories                    35,227    3,876  $   362      (C)    39,465
  Deferred income taxes           6,235       34      255      (E)     6,524
  Other current assets            1,367      264      -                1,631
                                -------   ------   ------            -------
    Total current assets         85,558    7,101      617             93,276

Property, plant and
  equipment, net                 39,375    3,885      -               43,260
Intangible and other
  assets, net                     3,287      638    1,429    (C,D)     5,354
Goodwill, net                     2,607      -      7,285  (B,C,E)     9,892
                                -------   ------   ------            -------
    Total assets               $130,827  $11,624  $ 9,331           $151,782
                                =======   ======   ======            =======
LIABILITIES AND STOCK-
 HOLDERS' EQUITY

Current liabilities:
  Current portion of
   long-term debt              $    200  $ 5,401  $(4,894)     (B)  $    707
  Accounts payable               19,008    1,781      -               20,789
  Accrued liabilities            13,513      944      332      (D)    14,789
  Other current
   liabilities                    2,535      -        240      (D)     2,775
                                -------   ------   ------            -------
    Total current
     liabilities                 35,256    8,126   (4,322)            39,060

Deferred income taxes             2,750      205       84      (E)     3,039
Long-term debt                   15,417      549   16,166      (B)    32,132
Other liabilities                 8,478      127       90      (D)     8,695
                                -------   ------   ------            -------
    Total liabilities            61,901    9,007   12,018             82,926

             CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                    PRO FORMA FINANCIAL INFORMATION
                CONSOLIDATED BALANCE SHEET (continued)
                        AS OF JANUARY 31, 1996
                        (Dollars in thousands)
                              (Unaudited)

                                                   ADJUST-
                            CHARTER POWER           MENTS    REFER-      PRO-
                            SYSTEMS, INC.    PCC     (A)      ENCE      FORMA

Commitments and
  contingencies

Stockholders' equity:
  Preferred stock                   -         700     (700)    (B)       -
  Common stock                       63        12      (12)    (B)        63
  Additional paid-in
  Capital                        36,283       542     (542)    (B)    36,283
  Minimum pension
   liability adjustment            (760)      -        -                (760)
  Treasury stock                 (1,304)      -        -              (1,304)
  Foreign currency
   translation loss                 -         (70)     -                 (70)
  Retained earnings              34,644     1,433   (1,433)    (B)    34,644
                                -------    ------   ------            ------
    Total stockholders'
     equity                      68,926     2,617   (2,687)           68,856
                                 ------    ------   ------            ------
    Total liabilities &
     stockholders'
     equity                    $130,827   $11,624  $ 9,331          $151,782
                                =======    ======   ======           =======

           CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Pro Forma Balance Sheet:


A) The Company is undertaking studies, including appraisals as appropriate, to establish the fair market value of the assets acquired of PCC. Final results of these studies, not available at the time of this filing on Form 8-K, will be used to establish the opening balance sheet carrying values for PCC's net assets.

B) Record the Company's purchase of 1,234,418 shares of the common stock and all of the outstanding shares of the preferred stock of PCC. In addition, the Company acquired or repaid the indebtedness of PCC of approximately $5,162 ($4,894 current and $268 non current). The purchase and repayment was financed using the Company's available long-term credit facility of approximately $16,434 subject to certain adjustments.

C) Record the fair market value of certain assets acquired from PCC and added as a result of the terms of the acquisition, based upon preliminary appraisal values and management estimates. These amounts are subject to reclassification and adjustments.

          Inventory                   $   362
          Intangible Assets               767

D) Record liability for fees and expenses related to the acquisition of $662.

E) Record the change in deferred taxes based on preliminary tax values of the assets acquired and liabilities assumed.

F) As noted in Item 2 of this report on Form 8-K, the Company made offers to purchase the remaining shares of PCC common stock and shares of PCC common stock covered by stock options which if accepted would result in additional goodwill of approximately $465 which is not reflected in this pro forma financial information.

           CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES
                 PRO FORMA FINANCIAL INFORMATION
                 CONSOLIDATED STATEMENT OF INCOME
           For the twelve months ended January 31, 1996
     (Dollars in thousands, except share and per share data)
                           (Unaudited)

                             CHARTER POWER         ADJUST-   REFER-    PRO
                             SYSTEMS, INC.    PCC   MENTS     ENCE    FORMA
                                                              (D)

Net sales                       $242,422   $25,260     -            $267,682
Cost of sales                    185,808    16,348     -             202,156
                                 -------     -----   -----           -------
    Gross profit                  56,614     8,912     -              65,526

Selling, general and
  administrative expenses         27,781     4,839  $  596      (A)   33,216

Research and development
  expenses                         6,196     2,211      -              8,407
                                 -------     -----   -----           -------
    Operating income              22,637     1,862    (596)           23,903

Interest expense, net              1,063       510     960      (B)    2,533
Other expense (income), net          423       (18)     -                405
                                 -------     -----   -----           -------
    Income before
     income taxes                 21,151     1,370  (1,556)           20,965

Provision for income taxes         7,107       443    (613)     (C)    6,937
                                 -------     -----   -----           -------
    Net income                  $ 14,044    $  927  $ (943)         $ 14,028
                                 =======     =====   =====           =======

Net income per common and
  common equivalent share:

    Primary                     $   2.18                            $   2.17

    Assuming full dilution      $   2.18                            $   2.17

Average Shares Outstanding:

    Primary                        6,451                               6,451

    Assuming full dilution         6,455                               6,455

           CHARTER POWER SYSTEMS, INC. AND SUBSIDIARIES

Notes to Pro Forma Statement of Income:

A) Record annual amortization of goodwill assuming a 20 year amortization period plus amortization resulting from fair value adjustments to intangible assets based on estimated lives ranging from 3 to 10 years. The estimated lives are based on the periods of economic benefit.

B) Record interest expense of $1,402 related to acquisition debt computed at a weighted average annual effective rate of 8.53%, based on the Prime Rate or London Interbank Offered Rate (LIBOR) plus 1.25%. Eliminate interest expense related to repayment of debt in conjunction with the acquisition of $442.

C) Record income taxes at an average statutory tax rate of 39.4% on all deductible expenses.

D) Cost savings benefits from synergies derived from the acquisition are expected but are not reflected in the Pro
      Forma Statement of Income.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          CHARTER POWER SYSTEMS, INC.





May 15, 1996                   BY:  /s/ Alfred Weber
                                    Alfred Weber
                                    Chairman, President and
                                    Chief Executive Officer




May 15, 1996                   BY:  /s/ Stephen E. Markert, Jr.
                                    Stephen E. Markert, Jr.
                                    Vice President Finance and
                                    Treasurer
                                    Principal Financial and
                                    Accounting Officer